News Release

Tutor Perini Reports First Quarter 2019 Results

•	Record quarterly new awards of $3.2 billion
•	Record backlog of $11.6 billion, up 37% Y/Y, with strong double-digit growth across all segments
•	Reaffirming FY19 EPS Guidance: $2.00 to $2.30

LOS ANGELES – (BUSINESS WIRE) – May 8, 2019 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the three months ended March 31, 2019. Revenue was $958.5 million compared to $1,028.2 million for the first quarter of 2018. The decrease was primarily driven by the timing of various new projects that have not yet ramped up to offset lower revenue associated with certain projects that have completed or are nearing completion. Adverse weather that impacted certain projects primarily in California and the Midwest also contributed to the revenue decline. The decrease was partially offset by increased activities on certain newer Civil segment projects and a Building segment technology project in California that are advancing.

Income from construction operations for the first quarter of 2019 was $22.9 million compared to a loss of $0.9 million for the same period in 2018. The increase was principally because the prior-year period included a pre-tax charge totaling $17.8 million, which was attributable to the unexpected outcome of an arbitration decision on a completed Civil segment project in New York. Net loss attributable to the Company for the first quarter of 2019 was $0.4 million, or a loss of $0.01 per diluted share, compared to a loss of $12.1 million, or a loss of $0.24 per diluted share, for the same quarter in 2018.

Backlog set a new record of $11.6 billion as of March 31, 2019, an increase of 37% compared to $8.5 billion as of March 31, 2018. New awards and adjustments to contracts in process totaled $3.2 billion in the first quarter of 2019, setting a new quarterly record. Significant new awards included the $1.4 billion Purple Line Section 3 Stations project in California, the Choctaw Casino and Resort project in Oklahoma, a large hospitality and gaming project in California, the $253 million Culver Line Communications-Based Train Control project in New York and the $200 million Southland Gaming Casino and Hotel project in Arkansas.

Outlook and Guidance

“The record new awards and backlog for the first quarter demonstrate our continued success in capturing substantial new project opportunities across all segments of our business,” said Ronald Tutor, Chairman and Chief Executive Officer. “As these and other recent awards progress and contribute more meaningfully as the year develops, we expect to report significantly improved financial results. Our tremendous backlog, combined with what we anticipate will be a multi-year period of increased demand, supports our favorable outlook for strong revenue growth and improved profitability over the next several years.”

The Company is reaffirming its EPS guidance for 2019 in the range of $2.00 to $2.30. As previously mentioned in the earnings release for the fourth quarter of 2018, earnings in 2019 are expected to be weighted more heavily in the second half of the year due to the timing of project ramp-up activities, as well as typical business seasonality.

First Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, May 8, 2019, to discuss the first quarter 2019 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, revisions of estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against project owners, subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims or adversely affecting our working capital, profits and cash flows; a significant slowdown or decline in economic conditions; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; client cancellations of, or reductions in scope under, contracts reported in our backlog; increased competition and failure to secure new contracts; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; impairment of our goodwill or other indefinite-lived intangible assets; failure to meet our obligations under our debt agreements; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; decreases in the level of government spending for infrastructure and other public projects; possible systems and information technology interruptions, including due to cyberattack, systems failures or other similar events; the impact of inclement weather conditions on projects; failure to comply with laws and regulations related to government contracts; conversion of our outstanding Convertible Notes that could dilute ownership interests of existing stockholders and could adversely affect the market price of our common stock; the potential dilutive impact of our Convertible Notes in our diluted earnings per share calculation; economic, political and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 27, 2019 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended
	March 31,
(in thousands, except per common share amounts)	2019	2018
REVENUE	$958,487	$1,028,156
COST OF OPERATIONS	(870,017)	(961,088)
GROSS PROFIT	88,470	67,068
General and administrative expenses	(65,557)	(67,993)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	22,913	(925)
Other income, net	422	780
Interest expense	(16,425)	(15,065)
INCOME (LOSS) BEFORE INCOME TAXES	6,910	(15,210)
Income tax (expense) benefit	(2,188)	4,268
NET INCOME (LOSS)	4,722	(10,942)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,078	1,182
NET LOSS ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(356)	$(12,124)
BASIC LOSS PER COMMON SHARE	$(0.01)	$(0.24)
DILUTED LOSS PER COMMON SHARE	$(0.01)	$(0.24)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,098	49,814
DILUTED	50,098	49,814

(a)

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Three Months Ended March 31, 2019
Total revenue	$383,622	$436,243	$191,527	$1,011,392	$—		$1,011,392
Elimination of intersegment revenue	(50,128)	(2,777)	—	(52,905)	—		(52,905)
Revenue from external customers	$333,494	$433,466	$191,527	$958,487	$—		$958,487
Income (loss) from construction operations	$41,745	$3,133	$(7,488)	$37,390	$(14,477)	(a)	$22,913
Capital expenditures	$14,012	$55	$123	$14,190	$222		$14,412
Depreciation and amortization(b)	$9,370	$503	$1,064	$10,937	$2,780		$13,717

Three Months Ended March 31, 2018
Total revenue	$325,400	$490,617	$274,801	$1,090,818	$—		$1,090,818
Elimination of intersegment revenue	(62,286)	(376)	—	(62,662)	—		(62,662)
Revenue from external customers	$263,114	$490,241	$274,801	$1,028,156	$—		$1,028,156
Income (loss) from construction operations(c)	$2,839	$6,425	$7,235	$16,499	$(17,424)	(a)	$(925)
Capital expenditures	$19,196	$278	$419	$19,893	$77		$19,970
Depreciation and amortization(b)	$5,756	$481	$1,112	$7,349	$2,838		$10,187
(a)	Consists primarily of corporate general and administrative expenses.
(b)	Depreciation and amortization is included in income (loss) from construction operations.
(c)

During the three months ended March 31, 2018, the Company recorded a charge of $17.8 million in income from construction operations (an after-tax impact of $12.8 million, or $0.25 per diluted share), which was primarily non-cash, as a result of the unexpected outcome of an arbitration decision related to a subcontract back charge dispute on a Civil segment project in New York that was completed in 2013.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited

	As of March 31,	As of December 31,
(in thousands, except share and per share amounts)	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($38,485 and $43,131 related to VIEs)	$101,482	$116,075
Restricted cash	5,095	3,788
Restricted investments	63,937	58,142
Accounts receivable ($54,791 and $62,482 related to VIEs)	1,347,881	1,261,072
Retainage receivable ($45,618 and $36,724 related to VIEs)	490,132	478,744
Costs and estimated earnings in excess of billings	1,168,675	1,142,295
Other current assets ($33,666 and $30,185 related to VIEs)	124,303	115,527
Total current assets	3,301,505	3,175,643
PROPERTY AND EQUIPMENT (P&E), net of accumulated depreciation of $355,939 and $343,735 (net P&E of $51,128 and $51,508 related to VIEs)	492,929	490,669
GOODWILL	585,006	585,006
INTANGIBLE ASSETS, NET	85,026	85,911
OTHER ASSETS	91,804	50,523
TOTAL ASSETS	$4,556,270	$4,387,752
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$11,921	$16,767
Accounts payable ($29,210 and $18,070 related to VIEs)	597,498	621,728
Retainage payable	221,028	211,956
Billings in excess of costs and estimated earnings ($244,617 and $263,764 related to VIEs)	579,000	573,190
Accrued expenses and other current liabilities ($35,851 and $34,828 related to VIEs)	173,827	174,325
Total current liabilities	1,583,274	1,597,966
LONG-TERM DEBT, less current maturities, net of unamortized discounts and debt issuance costs totaling $32,185 and $34,998	886,705	744,737
DEFERRED INCOME TAXES	106,113	105,521
OTHER LONG-TERM LIABILITIES	184,999	151,639
TOTAL LIABILITIES	2,761,091	2,599,863
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' Equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding 50,180,225 and 50,025,996 shares	50,180	50,026
Additional paid-in capital	1,105,184	1,102,919
Retained earnings	701,325	701,681
Accumulated other comprehensive loss	(44,200)	(45,449)
Total stockholders' equity	1,812,489	1,809,177
Noncontrolling interests	(17,310)	(21,288)
TOTAL EQUITY	1,795,179	1,787,889
TOTAL LIABILITIES AND EQUITY	$4,556,270	$4,387,752

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited

	Three Months Ended March 31,
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$4,722	$(10,942)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	12,831	9,301
Amortization of intangible assets	886	886
Share-based compensation expense	5,506	6,081
Change in debt discounts and deferred debt issuance costs	3,174	2,927
Deferred income taxes	142	186
(Gain) loss on sale of property and equipment	(107)	1,471
Changes in other components of working capital	(154,192)	(84,272)
Other long-term liabilities	2,177	1,139
Other, net	76	(180)
NET CASH USED IN OPERATING ACTIVITIES	(124,785)	(73,403)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(14,412)	(19,970)
Proceeds from sale of property and equipment	201	3,303
Investment in securities	(8,357)	(3,288)
Proceeds from maturities and sales of investments in securities	3,324	3,007
NET CASH USED IN INVESTING ACTIVITIES	(19,244)	(16,948)

Cash Flows from Financing Activities:
Proceeds from debt	394,000	665,000
Repayment of debt	(259,691)	(586,559)
Cash payments related to share-based compensation	(2,364)	(2,308)
Distributions paid to noncontrolling interests	(4,000)	(5,000)
Contributions from noncontrolling interests	2,798	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	130,743	71,133

Net decrease in cash, cash equivalents and restricted cash	(13,286)	(19,218)
Cash, cash equivalents and restricted cash at beginning of period	119,863	197,648
Cash, cash equivalents and restricted cash at end of period	$106,577	$178,430

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
(in millions)	December 31, 2018	March 31, 2019(a)	March 31, 2019	March 31, 2019
Civil	$5,141.9	$1,697.5	$(333.5)	$6,505.9
Building	2,333.1	1,069.3	(433.5)	2,968.9
Specialty Contractors	1,821.7	479.3	(191.5)	2,109.5
Total	$9,296.7	$3,246.1	$(958.5)	$11,584.3
(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.